Shareholder Meeting Results

At a special shareholders' meeting of the Loomis Sayles Investment Trust held on October 12, 2000 shareholders of each Fund voted for the following proposal:

To approve new investment advisory agreements between the Trust on behalf of each Fund and Loomis Sayles & Company, L.P.

FUND NAME
VOTED
FOR
VOTED
AGAINST
ABSTAINED
VOTES
TOTAL
VOTES
Loomis Sayles California
Tax-Free Income Fund
1,090,110
0
0
1,090,110
Loomis Sayles Core Fixed
Income Fund
1,154,979
80,716
0
1,235,695
Loomis Sayles Provident
Fund
2,103,407
99
0
2,103,506
Loomis Sayles Fixed
Income Fund
20,509,554
0
0
20,509,554
Loomis Sayles High Yield
Fixed Income Fund
4,004,086
0
0
4,004,086
Loomis Sayles
Intermediate Duration
Fixed Income Fund
1,591,033
0
0
1,591,033
Loomis Sayles Investment
Grade Fixed Income Fund
9,294,724
0
0
9294,724
Loomis Sayles Small
Company Growth Fund
4,442,718
0
0
4,442,718
Loomis Sayles Small
Company Value Fund
1,072,286
0
0
1,072,286